Bank of America(logo)
                                               100 North Tryon Street
                                               Charlotte, NC 28255

                                               Tel 704.386.5000
Amendment No. 1 (Dated March 2, 2000) to
Pricing Supplement No. 0242 Dated December 14, 1999     Rule 424(b)(2)
(To Prospectus dated May 21, 1998 and                   File number: 333-51367
Prospectus Supplement dated November 16, 1998)

Senior Medium-Term Notes, Series H
Due Nine Months or More From Date of Issue


Principal Amount:                                 $ 8,425,000.00
Issue Price:                      100.0000%       $ 8,425,000.00
Commission or Discount:                  0%       $         0.00
Proceeds to Company:              100.0000%       $ 8,425,000.00

Agent:                   Banc of America Securities, LLC, as Agent

Original Issue Date:     December 16, 1999

Stated Maturity Date:    December 1, 2004

Cusip #:                 06050M-AH-0

Form:                    Book-entry only

Interest Rate:           Floating

Daycount Convention:     Act/360

Base rate:               LIBOR Telerate Page 3750

Index maturity:          90 days

Spread:                  19 bps

Initial Interest Rate:   To be determined on December 14, 1999

Interest Reset Period:   Quarterly, commencing on March 1, 2000

Interest Reset Dates:    1st of March, June, September and December

Interest Determination
  Date:                  Two London Banking Days preceding the reset date

Interest Payment Dates:  1st of March, June, September, and December
                         commencing March 1, 2000

May the Notes be redeemed by the Company prior
 to maturity?                                          No

May the notes be repaid prior to maturity at the option of the
 holder?                                               No